Exhibit 10.25

THE TJX COMPANIES, INC.

EXECUTIVE SAVINGS PLAN

(As Amended and Restated, Effective January 1, 2015)

-i-

PART B: GRANDFATHERED PLAN

-ii-

THE TJX COMPANIES, INC.

EXECUTIVE SAVINGS PLAN

PURPOSE; BACKGROUND

The TJX Companies, Inc. Executive Savings Plan (the “Plan”) is intended to provide a means whereby eligible employees and directors may defer compensation that would otherwise be received on a current basis and the Employer may credit certain additional amounts on a deferred basis for the benefit of participating Employees. The Plan, as it applies to Employees, is intended to be an unfunded “top-hat” plan under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan consists of two parts: The TJX Companies, Inc. 409A Executive Savings Plan (the “409A Plan”) and The TJX Companies, Inc. Executive Savings Plan as restated effective October 1, 1998 and as in effect on October 3, 2004 (the “Grandfathered Plan”). The 409A Plan was previously restated effective as of January 1, 2008 and then again as of January 1, 2010, and is further amended, restated, and continued, effective as of January 1, 2015, as provided herein.

The 409A Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and guidance issued thereunder and shall be interpreted and administered in a manner consistent with such requirements. For the avoidance of doubt, the terms of the 409A Plan shall apply to benefits accrued on or after January 1, 2005 and benefits accrued but not vested as of December 31, 2004 under the Grandfathered Plan. The terms of the 409A Plan are set forth as Part A below.

All benefits accrued and vested as of December 31, 2004 and not materially modified after October 3, 2004, plus notional earnings thereon (the “Grandfathered Benefit Amount”) shall be grandfathered for purposes of Code Section 409A and shall be governed by The TJX Companies, Inc. Executive Savings Plan as it was in effect on October 3, 2004. The Grandfathered Plan is frozen as of December 31, 2004. No additional benefit shall accrue after

December 31, 2004 under the Grandfathered Plan (except, for the avoidance of doubt, the continued deferral of any previously deferred Grandfathered Benefit Amounts) and no individual not a Participant as of December 31, 2004 shall thereafter become a Participant in the Grandfathered Plan. The Grandfathered Plan has not been materially modified after October 3, 2004, and a copy of the Grandfathered Plan as it was in effect immediately prior to the this date is attached as Part B. Part B memorializes the methodology for calculating, in accordance with applicable provisions of the Grandfathered Plan, the Grandfathered Benefit Amount credited to each Participant under the Grandfathered Plan.

PART A

THE TJX COMPANIES, INC. 409A EXECUTIVE SAVINGS PLAN

Article 1. Definitions

1.1. “Account” means any or all, as the context requires, of a Participant’s or Beneficiary’s Basic Deferral Account, Bonus Deferral Account and/or Employer Credit Account.

1.2. “Administrator” means the Executive Compensation Committee of the Board of Directors of the Company. The Executive Compensation Committee may delegate to one or more Employees, including a committee, such powers and responsibilities hereunder as it deems appropriate, in which case the term “Administrator” shall include the person or persons to whom such delegation has been made, in each case during the continuation of and to the extent of such delegation.

1.3. “Basic Deferral Account” means the unfunded book-entry account maintained by the Administrator to reflect that portion of a Participant’s balance under the Plan which is attributable to his or her Elective Deferrals attributable to deferred Eligible Basic Compensation.

1.4. “Bonus Deferral Account” means the unfunded book-entry account maintained by the Administrator to reflect that portion of a Participant’s balance under the Plan which is attributable to his or her Elective Deferrals attributable to deferred Eligible Bonuses.

1.5. “Beneficiary” means a Participant’s beneficiary determined in accordance with the provisions of Article 7.

1.6. “Change of Control” means a Change of Control as defined in Exhibit A hereto.

1.7. “Company” means The TJX Companies, Inc.

1.8. “Code” means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.9. “Designated Executive” means a Participant, of any age, who is a Senior Executive Vice President of the Company or above, or any other Participant designated by the Administrator as a “Designated Executive” hereunder from time to time.

1.10. “Director” means a member of the Board of Directors of the Company.

1.11. “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, all within the meaning of Section 409A.

1.12. “Effective Date” means January 1, 2015.

1.13. “Elective Deferral” is defined in Section 3.1.

1.14. “Eligible Basic Compensation” means, with respect to any Plan Year: (i) the base salary payable by the Employer to an Employee Participant during the Plan Year, including, for the avoidance of doubt, base salary payable to a Participant for the final payroll period that includes the Participant’s Separation from Service, in respect of services performed during the Plan Year, determined before reduction for deferrals under any qualified or nonqualified plan (including, without limitation, the Plan); (ii) in the case of Directors, annual retainers and/or meeting fees payable in the Plan Year in respect of services performed during the Plan Year; and (iii) to the extent provided by the Administrator, other cash compensation payable in the Plan Year in respect of services performed during the Plan Year. For purposes of determining Eligible Basic Compensation for an Employee-Participant for a Plan Year, compensation earned for services performed during the final payroll period containing the last day of such Participant’s taxable year will be credited under the Plan in a manner consistent with Treas. Regs. § 1.409A-2(a)(13).

1.15. “Eligible Bonus” means a cash bonus payable on or after January 1, 2009 pursuant to one or more of the Company’s annual and long-term incentive bonus plans, subject to such exceptions as the Administrator may determine prior to the deadline for any Elective Deferral that might be affected by such determination.

1.16. “Eligible Deferrals” means (a) in the case of any Participant who is an Employee, who is a Vice President or higher, Elective Deferrals attributable to Eligible Basic Compensation with respect to a Plan Year not in excess of ten percent (10%) of the Participant’s Eligible Basic Compensation, and (b) in the case of any Participant who is an Employee with a title of Assistant Vice President or Buyer III (and, to the extent provided by the Administrator in its sole discretion, any Participant who is an Employee with a title below Assistant Vice President or Buyer III who previously held the title of Assistant Vice President or Buyer III), Elective Deferrals attributable to Eligible Basic Compensation with respect to a Plan Year not in excess of five percent (5%) of the Participant’s Eligible Basic Compensation. Notwithstanding the preceding, in the case of any Participant who is a Director, any Participant who is an Employee and who is eligible for Category A Key Employee Benefits or Category B Key Employee Benefits under the Company’s Supplemental Executive Retirement Plan, as from time to time in effect, and any Participant who is an Employee with a title below Assistant Vice President or Buyer III who is eligible to participate in the Plan but not described in subclause (b) above, none of the Elective Deferrals deferred under the Plan shall constitute Eligible Deferrals. For the avoidance of doubt, no Elective Deferral shall constitute an Eligible Deferral to the extent it relates to remuneration other than Eligible Basic Compensation.

1.17. “Eligible Individual” means, for any Plan Year (or applicable portion thereof) commencing on or after the Effective Date, an Employee or a Director who is determined to be eligible to participate in the Plan consistent with the intended purpose of the Plan as set forth in the “RECITALS” above and this definition. Except as otherwise determined by the Administrator, all Directors shall be Eligible Individuals. The Administrator may specify categories of Employees by office, title, level of responsibility or otherwise (“specified service”) who are conditionally eligible to participate in the Plan by reason of such specified service. Except as otherwise determined by the Administrator, effective January 1, 2015, an Employee who first becomes conditionally eligible to participate in the Plan by commencing in or being promoted to specified service shall become an Eligible Individual at the start of the second calendar quarter following such commencement or promotion, assuming continuation in specified service until such date. Notwithstanding the foregoing, in applying any provision of the Plan entitling an Eligible Individual to make a deferral election for a subsequent period, any Employee who is conditionally eligible to participate shall be treated as an Eligible Individual for purposes of making an election that is to apply once such individual becomes an Eligible Individual.

1.18. “Employee” means an employee of an Employer.

1.19. “Employer” means The TJX Companies, Inc. and its subsidiaries.

1.20. “Employer Credit Account” means the unfunded book-entry account maintained by the Administrator to reflect that portion, if any, of a Participant’s balance under the Plan which is attributable to Employer Credits allocable to the Participant.

1.21. “Employer Credits” is defined in Section 3.3.

1.22. “Enhanced Matching Credits” means those Employer Credits allocated to Participants under subsections (a) or (b) of Sections 3.3, including any such Employer Credits determined under subsection (c) of Section 3.3, either (A) by reason of a Participant having a specified title and having attained age 50 or above, (B) by reason of a Participant being a Designated Executive or (C) by reason of a Participant being a QPIP.

1.23. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.24. “MIP (Corporate)” means (i) in the case of Participants other than those whose compensation is expected to be subject to Section 162(m) (as determined by the Administrator) (“Section 162(m) Employees”), the Management Incentive Plan award program for a fiscal year of the Company as applied to Employees (other than Section 162(m) Employees) whose performance is measured by corporate-level performance of the Company and its subsidiaries, and (ii) in the case of Section 162(m) Employees, the Management Incentive Plan award program for a fiscal year of the Company as applied to Section 162(m) Employees whose performance is measured by corporate-level performance of the Company and its subsidiaries.

1.25. “Participant” means any Eligible Individual who participates in the Plan.

1.26. “Period of Participation” means, with respect to any Participant, the period commencing with the commencement of participation in the Plan and ending on the earlier of (A) the date of a Participant’s Separation from Service, or (B) the date on which the Participant’s Accounts have been completely distributed, withdrawn or forfeited. For the avoidance of doubt, “Period of Participation” will commence on the date that any amounts (including, for the avoidance of doubt, any Supplemental Employer Credits) are first credited to the Account of a Participant, and can include periods before or after the Effective Date.

1.27. “Plan” means The TJX Companies, Inc. Executive Savings Plan as set forth herein and as the same may be amended from time to time.

1.28. “Plan Year” means the calendar year.

1.29. “Qualifying Pension-Ineligible Participant” and “QPIP” are defined in Section 3.3(c).

1.30. “Retirement Plan” is defined in Section 3.3(c).

1.31. “Section 162(m)” means Section 162(m) of the Code.

1.32. “Section 409A” means Section 409A of the Code.

1.33. “Separation from Service” and correlative terms mean a “separation from service” from the Employer, determined in accordance with Treas. Regs. § 1.409A-1(h). The Administrator may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Treas. Regs. § 1.409A-1(h) for purposes of determining whether a “separation from service” has occurred. Any such written election shall be deemed part of the Plan.

1.34. “Specified Employee” means an individual determined by the Administrator or its delegate to be a specified employee as defined in Section 409A(a)(2)(B)(i). The Administrator may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Treas. Regs. § 1.409A-1(i) for purposes of determining “specified employee” status. Any such written election shall be deemed part of the Plan.

1.35. “Supplemental Employer Credits” is defined in Section 3.3(e).

1.36. “Unforeseeable Emergency” shall mean an unforeseeable emergency as defined in Section 409A(a)(2)(B)(ii), including a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Article 2. Eligibility and Participation

2.1. Eligibility to Participate. Each Employee or Director who is an Eligible Individual may participate in the Plan.

2.2. Termination of Eligibility. An individual shall cease to be eligible to participate in the Plan when he or she is no longer an Eligible Individual (whether by reason of a Separation from Service or by reason of a change in job classification or otherwise) but shall again become eligible to participate if he or she again becomes an Eligible Individual. No termination of eligibility shall affect Elective Deferrals for which the applicable election deadline has passed.

Article 3. Credits

3.1. Timing and Form of Compensation Deferrals.

(a) In General. An Eligible Individual may elect to defer Eligible Basic Compensation and Eligible Bonuses (any such deferral accomplished in accordance with this Section 3.1, an “Elective Deferral”) by making a timely written election in accordance with this Section 3.1. Each such election shall become irrevocable not later than the applicable election deadline. The applicable election deadline for a deferral election is such deadline as the Administrator shall establish, which deadline shall in no event be later than (except as provided at Section 3.1(b) below) the following:

(i) with respect to Eligible Basic Compensation or Eligible Bonuses other than those described in subsection (ii) below, the last day of the calendar year preceding the calendar year in which any services relating to the deferred Eligible Basic Compensation or deferred Eligible Bonuses, as the case may be, are to be performed; and

(ii) with respect to an Eligible Bonus, if in the Administrator’s judgment the Eligible Bonus will qualify under Section 409A as “performance-based compensation” that has not yet become readily ascertainable, the date that is six (6) months before the end of the performance period, but only if the Eligible Individual has been in continuous employment with the Employer since the later of the beginning of the performance period or the date the performance criteria are established.

In order to participate in the Plan for any Plan Year, an Eligible Individual must make an affirmative written election pursuant to this Section 3.1(a) (or Section 3.1(b), if applicable) in respect of such Plan Year by the applicable election deadline for such Plan Year; provided, however, that (A) the Administrator may permit an Eligible Individual or Eligible Individuals to make an affirmative election in writing that remains in effect for such Plan Year and future Plan Years, unless changed or revoked prior to the applicable election deadline for the relevant Plan Year, in accordance with such rules and procedures as the Administrator may establish from time to time and consistent, in the Administrator’s judgment, with the requirements of Section 409A, and (B) an election that is in effect for a Plan Year with respect to the Eligible Basic Compensation of an Employee Participant who has a Separation from Service during such year shall be deemed to apply to any amounts described in clause (i) of the definition of Eligible Basic Compensation that are payable for the last pay period that includes such Separation from Service. Notwithstanding the foregoing, a deferral election made by a Director for a Plan Year shall apply to Eligible Basic Compensation payable with respect to services performed in any portion of such Plan Year, and any portion of the Plan Year that immediately follows such Plan Year, as may be determined in a manner consistent, in the Administrator’s judgment, with the requirements of Section 409A.

(b) Special Election for Certain Newly Eligible Individuals. Notwithstanding Section 3.1(a) above, an individual who first becomes an Eligible Individual after the beginning of a calendar year may, if permitted by the Administrator, become a Participant for the remainder of such calendar year by executing an irrevocable deferral election (on a form prescribed by the Administrator) with respect to his or her Eligible Basic Compensation and Eligible Bonuses in respect of services to be performed following such election, provided that such election is submitted to the Administrator by the election deadline established by the Administrator, which shall be no later than the latest deadline permitted by Section 1.409A-2(a)(7) of the Treasury Regulations. The amount that an Eligible Individual may defer under this Section 3.1(b) with respect to Eligible Bonuses based on a specified performance period may not exceed an amount equal to the total amount of the Eligible Bonuses for the applicable performance period multiplied by the ratio of the number of days remaining in the performance period after the effective date of the election over the total number of days in the performance period applicable to the Eligible Bonuses. An individual who already participates or is eligible to participate in (including, except to the extent otherwise provided in Section 1.409A-2(a)(7) of the Treasury Regulations, an individual who has any entitlement, vested or unvested, to payments under) any other nonqualified deferred compensation plan that would be required to be aggregated with the Plan for purposes of Section 1.409A-1(c)(2) of the Treasury Regulations shall not be treated as eligible for the mid-year election rules of this Section 3.1(b) with respect to the Plan, even if he or she had never previously been eligible to participate in the Plan itself. For the avoidance of doubt, nothing in this Section 3.1(b) shall limit the availability of an election under Section 3.1(a) to the extent consistent with the requirements of Section 409A.

3.2. Limit on Elective Deferrals. With respect to an Employee, no more than twenty percent (20%) of a Participant’s Eligible Basic Compensation for any pay period may be deferred pursuant to an election under Section 3.1. A Director who participates in the Plan may elect to defer up to one hundred percent (100%) of his or her Eligible Basic Compensation. Subject to the foregoing, a Participant’s deferral election in respect of Eligible Basic Compensation may specify different deferral percentages for different pay periods. Up to one hundred percent (100%) of a Participant’s Eligible Bonuses may be deferred pursuant to an election under Section 3.1. The Administrator shall establish and maintain a Basic Deferral Account and Bonus Deferral Account in the name of each Participant to which shall be credited amounts equal to the Participant’s Elective Deferrals attributable to deferred Eligible Basic Compensation and deferred Eligible Bonuses, respectively, and which shall be further adjusted as provided in Article 4 to reflect any withdrawals or distributions and any deemed earnings, losses or other charges allocable to such Account. Elective Deferrals shall be credited to a Participant’s Compensation Deferral Account or Bonus Deferral Account as soon as practicable following the date the related Eligible Basic Compensation or Eligible Bonuses, as the case may be, would have been payable absent deferral. A Participant shall at all times be 100% vested in his or her Basic Deferral Account and Bonus Deferral Account, subject to adjustment pursuant to Article 4.

3.3. Employer Credits. The Administrator shall establish and maintain a separate Employer Credit Account in the name of each Participant to which shall be credited amounts equal to the employer credits, if any, allocable to the Participant (any such amounts credited in accordance with this Section 3.3, “Employer Credits”) and which shall be further adjusted as provided in Article 4 to reflect any withdrawals, distributions or forfeitures and any deemed earnings, losses or other charges allocable to the Employer Credit Account. The Employer Credits allocable to a Participant shall be determined as follows:

(a) Non-Performance-Based Employer Credits. For each Plan Year, subject to Sections 3.3(c) and 3.3(d) below, the Administrator shall credit to the Participant’s Employer Credit Account an amount equal to the percentage of the Participant’s Eligible Deferrals for the Plan Year set forth in the chart below based on the Participant’s title and age (or, if applicable, status as a Designated Executive) as of the effective time of such credit:

Category	Age	Percentage of Eligible Deferrals
Designated Executive	N/A	100%
Division President (other than a Designated Executive)	50 or older	25%
	Under 50	10%
Executive Vice President (other than a Designated Executive)	50 or older	20%
	Under 50	10%

Category	Age	Percentage of Eligible Deferrals
Senior Vice President (other than a Designated Executive)	50 or older	15%
	Under 50	10%
Vice President (other than a Designated Executive)	50 or older	10%
	Under 50	10%
Assistant Vice President or Buyer III (other than a Designated Executive)	50 or older	10%
	Under 50	10%

Any such non-performance-based matching credit that is greater than ten percent (10%) is considered an Enhanced Matching Credit. The number of years for which a Participant shall be eligible to be credited with Enhanced Matching Credits under this Section 3.3(a) (including, for the avoidance of doubt, any such Enhanced Matching Credits determined after the application of Section 3.3(c) below) may be limited by Section 3.3(d) below. The non-performance-based matching credits described in this subsection (a) (including, for the avoidance of doubt, any such credits determined after the application of Section 3.3(c) below) shall be credited to the Participant’s Employer Credit Account as of the same dates as the Eligible Deferrals to which such matching credits relate and based on the age and title or status as a Designated Executive (to the extent applicable) of the Participant as of such date (subject to such procedures as may be established from time to time by the Administrator in its discretion, including but not limited to any procedures addressing changes in title or status); provided, however, that any Employer Credits to which a Participant, by reason of being a Designated Executive, is entitled under this subsection (a) with respect to Eligible Deferrals credited to such Participant’s Account on or after January 1, 2010 and prior to April 30, 2010 shall be credited (without interest) as of April 30, 2010.

(b) Performance-Based Employer Credits at 90% or Greater Payout of MIP (Corporate) Awards.

(i) In General. Subject to Sections 3.3(c) and 3.3(d) below, for each Plan Year ending within a fiscal year of the Company for which MIP (Corporate)

performance produces a payout at or above 90% of MIP (Corporate) target award opportunities as determined by the Administrator, the Administrator shall credit to the Participant’s Employer Credit Account an amount (in addition to the credit described at Section 3.3(a) above) equal to the percentage of the Participant’s Eligible Deferrals for the Plan Year set forth in the chart below, based on the Participant’s title and age (or, if applicable, status as a Designated Executive), in accordance with and subject to Section 3.3(b)(iii) below:

		Percentage of Eligible Deferrals (based on the percentage payout of MIP (Corporate) target award opportunities)
Category	Age	90% Payout for MIP (Corporate) awards	100% Payout for MIP (Corporate) awards	125% Payout for MIP (Corporate) awards
Designated Executive	N/A	50%	100%	150%
Division President (other than a Designated Executive)	50 or older	25%	50%	75%
	Under 50	7.5%	15%	30%
Executive Vice President (other than a Designated Executive)	50 or older	15%	30%	50%
	Under 50	7.5%	15%	30%
Senior Vice President (other than a Designated Executive)	50 or older	12.5%	25%	40%
	Under 50	7.5%	15%	30%
Vice President (other than a Designated Executive)	50 or older	10%	20%	35%
	Under 50	7.5%	15%	30%
Assistant Vice President or Buyer III (other than a Designated Executive)	50 or older	7.5%	15%	20%
	Under 50	7.5%	15%	15%

Any such performance-based matching credit that is determined in the table above for a Designated Executive or for a Participant age 50 or above is considered an Enhanced Matching Credit. The number of Plan Years for which a Participant shall be eligible to be credited with Enhanced Matching Credits under this Section 3.3(b) (including for the avoidance of doubt, any such Enhanced Matching Credits determined after the application of Section 3.3(c) below) may be limited by Section 3.3(d) below.

(ii) Pro-ration. If MIP (Corporate) performance produces a payout between ninety percent (90%) and one hundred percent (100%) of MIP (Corporate) target award opportunities, the Employer Credit described in this Section 3.2(b) shall be an amount equal to: (A) the percentage of the Participant’s Eligible Deferrals specified in the table under subsection (i) above for a ninety percent (90%) payout of MIP (Corporate) awards; plus (B) an additional amount equal to the Participant’s Eligible Deferrals, multiplied by the product of (1) the percentage-point excess of the percentage specified in such table above for a one hundred percent (100%) payout of MIP (Corporate) awards over the percentage specified for a ninety percent (90%) payout of MIP (Corporate) awards, (2) the percentage-point excess of the actual payout percentage of MIP (Corporate) target award opportunities over ninety percent (90%), and (3) ten (10). For example, if MIP (Corporate) performance is such to produce payouts equal to ninety-five percent (95%) of the MIP (Corporate) target award opportunities, the performance-based Employer Credit described in this Section 3.3(b) for a Participant under age fifty (50) (other than Designated Executives) shall be equal to the Participant’s Eligible Deferrals multiplied by 11.25% (7.5%, plus 3.75% (7.5% (15% less 7.5%), multiplied by 5% (95% less 90%), multiplied by 10)).

If MIP (Corporate) performance produces a payout between one hundred percent (100%) and one hundred twenty-five percent (125%) of MIP (Corporate) target award opportunities, the Employer Credit described in this Section 3.2(b) shall be an amount equal to: (A) the percentage of the Participant’s Eligible Deferrals specified in the table under subsection (i) above for a one hundred percent (100%) payout of MIP (Corporate) awards; plus (B) an additional amount equal to the Participant’s Eligible Deferrals, multiplied by the product of (1) the percentage-point excess of the percentage specified in such table above for a one hundred twenty-five percent (125%) payout of MIP (Corporate) awards over the percentage specified for a one hundred percent (100%) payout of MIP (Corporate) awards, (2) the percentage-point excess of the actual payout percentage of MIP (Corporate) target award opportunities over one hundred percent (100%), and (3) four (4). For example, if MIP (Corporate) performance is such to produce payouts equal to one hundred twenty percent (120%) of the MIP (Corporate) target award opportunities, the performance-based Employer Credit described in this Section 3.3(b) for a Participant under age fifty (50) with a title of Vice President or above (other than Designated Executives) shall be equal to the Participant’s Eligible Deferrals multiplied by 27% (15%, plus 12% (15% (30% less 15%) multiplied by 20% (120% less 100%), multiplied by 4)).

(iii) Timing of Performance-Based Employer Credits. The performance-based Employer Credit described in this Section 3.3(b) (including, for the avoidance of doubt, any such credit determined after the application of Section 3.3(c) below) shall be credited as soon as practicable following the close of the fiscal year and only to the Employer Credit Accounts of those Participants who were employed by the Employer on the last day of such fiscal year. In general, a Participant’s age and title (or, if applicable, status as a Designated Executive) will be determined as of the date the Eligible Deferrals to which such matching credits relate were credited pursuant to Section 3.2 above. Notwithstanding the foregoing, the Administrator shall determine the age and title, or status as a Designated Executive (to the extent applicable) of the Participant for purposes of such performance-based Employer Credit in accordance with such procedures as may be established from time to time by the Administrator in its discretion, including but not limited to any procedures addressing changes in title or status.

(c) Certain Pension-Ineligible Participants. Effective in respect of Eligible Deferrals for Plan Years beginning on or after January 1, 2014, in the case of any Participant who is not a Pension Eligible Participant, other than a Designated Executive, and who has attained age fifty (50) (a “Qualifying Pension-Ineligible Participant” or “QPIP”), the following percentages of Eligible Deferrals shall be substituted for the percentages set forth in the table in Section 3.3(a) above for Participants age 50 or older:

Category (QPIPs only)	Percentage of Eligible Deferrals
Division President	65%
Executive Vice President	50%
Senior Vice President	35%
Vice President	20%
Assistant Vice President or Buyer III	10%

For purposes of the Plan, the term “Pension Eligible Participant” means, for any Plan Year, an individual who is a participant in The TJX Companies, Inc. Retirement Plan (the “Pension Plan”) who continues to be eligible to earn an additional benefit under the Pension Plan, without regard to whether the individual is actually earning or entitled to a benefit under the Pension Plan for that Plan Year. Effective in respect of Eligible Deferrals for Plan Years beginning on or after January 1, 2014, in the case of any Qualifying Pension-Ineligible Participant, the following percentages of Eligible Deferrals shall be substituted for the percentages set forth in the second and third (100% MIP Payout and 125% MIP Payout) columns of the table in Section 3.3(b)(i) above for Participants age 50 or older (with all references to MIP payout being to MIP (Corporate) awards):

	Percentage of Eligible Deferrals
Category (QPIPs only)	100% MIP Payout	125% MIP Payout
Division President	80%	130%
Executive Vice President	50%	90%
Senior Vice President)	40%	65%
Vice President	25%	45%
Assistant Vice President or Buyer III	20%	25%

In the case of a Qualifying Pension-Ineligible Participant, the proration rules of Section 3.3(b)(ii) above shall be applied after taking into account any applicable modifications required by this Section 3.3(c).

Except as expressly modified by this Section 3.3(c) and subject to Section 3.3(d), the provisions of Section 3.3(a) and Section 3.3(b) shall apply to a Qualifying Pension-Ineligible Participant in the same manner as to a Participant of the same age and with the same title who is not a Qualifying Pension-Ineligible Participant.

(d) Additional Limits. Subject to the provisions of this Section 3.3(d), the maximum number of years for which a Participant shall be eligible to be credited with an Enhanced Matching Credit under either or both of Section 3.3(a) or Section 3.3(b) (including, for the avoidance of doubt, any such Enhanced Matching Credit determined after the application of Section 3.3(c) above) shall be fifteen (15); provided, that in the case of any Qualifying Pension-Ineligible Participant, periods prior to January 1, 2014 shall be disregarded in applying the foregoing limitation to any Enhanced Matching Credits determined pursuant to Section 3.3(c) above. For any period for which a Participant is made ineligible for an Enhanced Matching Credit under Section 3.3(a) (including, for the avoidance of doubt, any such Enhanced Matching Credit determined after the application of Section 3.3(c) above) by reason of this Section 3.3(d), the Participant shall instead be eligible, subject otherwise to the provisions of Section 3.3(a), to a non-performance-based matching credit equal to ten percent (10%) of the Participant’s Eligible Deferrals for the applicable period. For any period for which a Participant is made ineligible for an Enhanced Matching Credit under Section 3.3(b) (including, for the avoidance of doubt, any such Enhanced Matching Credit determined after the application of Section 3.3(c) above) by reason of this Section 3.3(d), the Participant shall instead be eligible, subject otherwise to the provisions of Section 3.3(b), to a performance-based matching credit determined under the Section 3.3(b)(i) table for an otherwise similarly situated Participant with the same title (or, in the case of a Designated Executive with the title of Senior Executive Vice President or higher, the title of Division President) and an age under fifty (50) years. The Administrator may prescribe rules for applying the limitations of this Section 3.3(d) on a Plan Year basis or other annual basis depending on the nature of the credits involved and such other factors as the Administrator may deem relevant, including, without limitation, proration rules for partial years.

(e) Supplemental Employer Credits. The Administrator may credit such additional amounts (whether or not such amounts are described as a percentage of Eligible Deferrals or are otherwise related to any Elective Deferrals under the Plan) to the Employer Credit Account of any Participant as the Administrator may determine in its sole discretion from time to time, and on such terms and conditions as the Administrator may specify from time to time (any such Employer Credits under this Section 3.3(e), “Supplemental Employer Credits”). Except as provided by the Administrator, any Supplemental Employer Credits shall be subject to the same vesting and payment terms and conditions that apply to all other Employer Credits allocated to Participants under the Plan. Any alternative vesting or payment terms shall be established by the Administrator at the time such Supplemental Employer Credits are allocated to a Participant, to the extent required by Section 409A.

3.4. Vesting of Employer Credit Accounts. A Participant shall become vested in the balance of his or her Employer Credit Account, subject to adjustment pursuant to Article 4, in accordance with the following vesting schedule:

Completed Period of Participation	Vested Percentage
Fewer than five years	0%
Five years or more, but fewer than ten years	50%
Ten or more years	100%

Notwithstanding the foregoing, if a Participant who is 50% but not 100% vested in his or her Employer Credit Account takes an in-service withdrawal under Section 5.2, the Participant’s vested interest in his or her Employer Credit Account as of any subsequent date prior to full vesting (the “determination date”) shall be

 1⁄2(AB+W) – W

where “AB” is the balance of the Employer Credit Account as of the determination date and “W” is that portion of the withdrawal (or withdrawals, if more than one) under Section 5.2 that was attributable to the Employer Credit Account.

In addition, a Participant will become immediately vested in his or her Employer Credit Account, subject to adjustment pursuant to Article 4, upon attainment by the Participant of age fifty-five (55), upon Separation from Service by reason of Disability or death, or upon the earlier occurrence of a Change of Control. For purposes of this Section 3.4 and for all other purposes under the Plan, a Participant shall be deemed to have Separated from Service by reason of Disability upon the earlier of the Participant’s termination of employment or the expiration of the twenty-nine (29)-month period commencing upon such Participant’s absence from work.

Any vesting terms and conditions established by the Administrator with respect to any Supplemental Employer Credits that are different from, supplement, or otherwise modify those set forth in this Section 3.4 shall apply in lieu of the provisions of this Section 3.4 to the extent that any portion of the Participant’s Employer Credit Account is attributable to such Supplemental Employer Credits.

Article 4. Adjustments to Accounts; Deemed Investments

4.1. Deemed Investment Experience. Each Account shall be adjusted on such periodic basis and subject to such rules as the Administrator may prescribe to reflect the investment performance of the notional investments in which the Account is deemed invested pursuant to Section 4.3, including without limitation any interest, dividends or other distributions deemed to have been received with respect to such notional investments.

4.2. Distributions and Withdrawals. As of the date of any distribution or withdrawal hereunder, the Administrator shall reduce the affected Participant’s Accounts to reflect such distribution or withdrawal. Any such adjustment shall reduce ratably each affected Account’s share of each of the notional investments in which the Account is deemed to be invested, except as the Administrator may otherwise determine.

4.3. Notional Investment of Accounts. The Administrator shall from time to time specify one or more mutual funds or other investment alternatives that shall be available as measures of notional investment return for Accounts under the Plan (each such specified alternative, a “measuring investment option”). Subject to such rules and limitations as the Administrator may from time to time prescribe, each Participant shall have the right to have the balance of his or her Accounts treated for all purposes of the Plan as having been notionally invested in one or more measuring investment options and to change the notional investment of his or her Accounts from time to time. The Administrator shall have complete discretion at any time and from time to time to eliminate or add a measuring investment option. The Administrator may designate one or more measuring investment options as the default in which a Participant’s Accounts shall be deemed to be invested to the extent the Participant does not affirmatively, timely and properly provide other notional investment directions.

Nothing in this Section 4.3 shall be construed as giving any Participant the right to cause the Administrator, the Employer or any other person to acquire or dispose of any investment, to set aside (in trust or otherwise) money or property to meet the Employer’s obligations under the Plan, or in any other way to fund the Employer’s obligations under the Plan. The sole function of the notional investment provisions of this Section 4.3 is to provide a computational mechanism for measuring the Employer’s unfunded contractual deferred compensation obligation to Participants. Consistent with the foregoing, the Employer may (although it shall not be obligated to do any of the following): (i) establish and fund a so-called “rabbi” trust or similar trust or account to hold and invest amounts to help the Employer meet its obligations under the Plan; and (ii) if it establishes and funds such a trust or account, cause the trustee or other person holding the assets in such trust or account to invest them in a manner that is consistent with the notional investment directions of Participants under the Plan.

Each reference in this Section 4.3 to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

4.4. Expenses. All expenses associated with the Plan shall be paid by the Employer; but if a trust or account is established as described at Section 4.3 above, the Employer may provide that expenses associated with that trust or account shall be paid out of the assets held therein.

Article 5. Entitlement to and Timing of Distributions

5.1. Timing of Distributions as a result of Separation from Service.

(a) Basic Deferral Account and Bonus Deferral Account. A Participant’s Basic Deferral Account (or portion thereof) and Bonus Deferral Account (or portion thereof) will be distributed, in the form and amount specified in Article 6, upon the earlier to occur of (i) the date specified by the Participant pursuant to a distribution election made under this Section 5.1, or (ii) the Participant’s Separation from Service for any reason. When the Participant makes a deferral election in respect of Eligible Basic Compensation for a Plan Year beginning on or after January 1, 2008 or Eligible Bonuses payable on or after January 1, 2009 under Sections 3.1 and 3.2, he or she shall also elect the time at which payment of the amounts credited to the Basic Deferral Account and Bonus Deferral Account, respectively, established in respect of such Plan Year shall commence. The earliest time a Participant may elect to have payment commence in respect of any such amounts credited to the Participant’s Basic Deferral Account or Bonus Deferral Account shall be January 1st of the second calendar year commencing after the date such amounts were credited to such Accounts. In the absence of a timely and proper election as to the time of distribution pursuant to this Section 5.1(a) on a form acceptable to the Administrator, the Participant shall be deemed to have elected distribution under this Section 5.1(a) upon Separation from Service. Distribution of the Participant’s Basic Deferral Account and Bonus Deferral Account shall be made (or commence, if installments have been properly elected under Section 6.2(b)(ii) below) upon the date specified, or deemed to have been specified, in this Section 5.1(a), subject to subsections (c), (d) and (e) of this Section 5.1. With respect to amounts credited to a Participant’s Basic Deferral Account for Plan Years commencing on or after January 1, 2005 and before January 1, 2008, the Administrator may, in its sole discretion, provide an opportunity to elect distribution upon a date specified by the

Participant, to the extent that such date occurs prior to the Participant’s Separation from Service, pursuant to an election permitted under applicable transition relief rules promulgated by the Internal Revenue Service under Section 409A of the Code. Any such election shall be made, if at all, by the deadline and on the form prescribed by the Administrator.

(b) Employer Credit Account. A Participant’s vested Employer Credit Account will be valued and paid in accordance with the provisions of Article 6 upon the earliest to occur of (i) the Participant’s death, (ii) the Participant’s Separation from Service by reason of Disability (as determined under Section 3.4), or (iii) (A) for the portion of the Employer Credit Account attributable to Employer Credits credited prior to January 1, 2015 (including notional earnings with respect thereto, whenever credited), the later of (I) the Participant’s Separation from Service for any reason, and (II) the Participant’s attainment of age 55 and (B) for the balance of the Employer Credit Account, the Participant’s Separation from Service for any reason; provided, that if the Participant’s Separation from Service is for cause (as determined by the Administrator), no portion of the Participant’s Employer Credit Account shall be paid and the entirety of the Employer Credit Account shall instead be immediately forfeited; and further provided, that a current or former Designated Executive’s right to receive and/or retain any portion of his or her Employer Credit Account attributable to the additional Employer Credits earned by reason of his or her status as a Designated Executive (such portion, the “Restricted Portion”) is conditioned on the Participant’s full and continued compliance with any applicable confidentiality, noncompetition, or nonsolicitation agreement, or any similar or related agreement, with the Employer, and upon any breach or threatened breach of any covenant contained in such agreements, in addition to the remedies set forth in such agreement, the Company shall have the right to immediately cease making any payment with respect to the

Restricted Portion and shall have the right to require a Participant who has so breached or threatened to breach such covenant or agreement to repay the Company, with interest at the prime rate in effect at Bank of America, or its successor, any amount or amounts previously paid with respect to the Restricted Portion. Distribution of the Participant’s vested Employer Credit Account in accordance with the previous sentence shall be made (or commence, if installments have been properly elected under Section 6.2(b)(ii) below) upon the date specified in Section 5.1(b), subject to subsections (c), (d) and (e) of this Section 5.1.

(c) Notwithstanding any provision of this Section 5.1 or any other provision of the Plan to the contrary, in the case of a Participant who is an individual determined by the Administrator or its delegate to be a Specified Employee, payment of such Participant’s benefit as a result of a Separation from Service (other than by reason of death) shall not commence until the date which is six (6) months and one (1) day after the date of such Separation from Service or, if earlier than the end of such period, the date of death of such Participant.

(d) Notwithstanding any provision of this Section 5.1 or any other provision of the Plan to the contrary, the Company may delay distributions to any Participant under the Plan to the extent permitted under Treas. Regs. § 1.409A-2(b)(7)(i) to the extent that the Company reasonably anticipates that if the distribution were made at the time specified in Section 5.1(a) above, the Company’s deduction with respect to such distribution would not be permitted due to the application of Section 162(m), provided that the distribution is made either during the Participant’s first taxable year in which the Company reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Section 162(m) or during the period beginning with the date of the Participant’s Separation from Service (or such later date as required under Treas.

Regs. §1.409A-2(b)(7)(i)) and ending on the later of the last day of the taxable year of the Company in which such date occurs or the 15th day of the third month following such date. For the avoidance of doubt, the Participant shall have no election with respect to the timing of the payment under this paragraph.

(e) For the avoidance of doubt, and notwithstanding any provision of this Section 5.1 or any other provision of the Plan to the contrary, the Administrator may determine in its sole discretion from time to time, and on such terms and conditions as the Administrator may specify from time to time, to permit any Participant to elect alternative payment terms for amounts under the Plan, so long as such terms comply with Section 409A. Consistent with the immediately preceding sentence, a Participant may subsequently elect to change his or her prior election of the date of commencement of payments from his or her Account, but only if such change (i) shall not take effect for at least twelve (12) months after the date on which the subsequent election is made; (ii) is made at least twelve (12) months prior to the date on which the first payment was scheduled to be made (“prior election payment date”); and (iii) results in a new payment date that is delayed by at least five (5) years, as measured from the prior election payment date. Any such change of the time of commencement of payment shall be made in the manner specified by the Administrator and subject to such additional limitations and restrictions as the Administrator may prescribe.

5.2. Unforeseeable Emergency. In the event of an Unforeseeable Emergency, the Participant may apply to the Administrator for the distribution of all or any part of his or her vested Account. The Administrator shall consider the circumstances of each case and shall have the right, in its sole discretion, subject to compliance with Section 409A, to allow or disallow the application in whole or in part. The Administrator shall have the right to require such Participant to submit such documentation as it deems appropriate for the purpose of determining the existence of an Unforeseeable Emergency, the amount reasonably necessary to satisfy the emergency need, and other related matters. Distributions under this Section 5.2 in connection with the occurrence of an Unforeseeable Emergency shall be made as soon as practicable after the Administrator’s determination under this Section 5.2, which shall be made in accordance with the rules of Section 1.409A-3(i)(3) of the Treasury Regulations.

Article 6. Amount and Form of Distributions

6.1. Amount of Distributions.

(a) Basic Deferral Account. The amount distributable to the Participant under Section 5.1(a) in respect of his or her Basic Deferral Account shall be the balance of the Participant’s Basic Deferral Account determined as of the date of distribution (or portion thereof for which a distribution election was made in accordance with Section 5), unless a timely installment election has been submitted pursuant to Section 6.2 below in which case the amount of each installment shall be calculated in accordance with Section 6.2 below.

(b) Bonus Deferral Account. The amount distributable to the Participant under Section 5.1(a) in respect of his or her Bonus Deferral Account shall be the balance of the Participant’s Bonus Deferral Account (or portion thereof for which a distribution election was made in accordance with Section 5) determined as of the date of distribution, unless a timely installment election has been submitted pursuant to Section 6.2 below in which case the amount of each installment shall be calculated in accordance with Section 6.2 below.

(c) Employer Credit Account. The amount distributable to the Participant under Section 5.1(b) in respect of his or her Employer Credit Account shall be the balance of the Participant’s Employer Credit Account determined as of the date of distribution, unless a timely installment election has been submitted pursuant to Section 6.2 below in which case the amount of each installment shall be calculated in accordance with Section 6.2 below.

(d) Distributions upon Unforeseeable Emergency. The amount of a distribution to the Participant under Section 5.2 shall be determined by the Administrator, provided that in no event shall the aggregate amount of any distribution under Section 5.2 exceed the lesser of the vested portion of the Participant’s Account or the amount determined by the Administrator to be necessary to alleviate the Participant’s Unforeseeable Emergency (including any taxes or penalties reasonably anticipated to result from the distribution) and which is not reasonably available from other resources of the Participant. A withdrawal under Section 5.2 shall be allocated between the Participant’s Basic Deferral Account, Bonus Deferral Account and the vested portion of the Participant’s Employer Credit Account pro rata based on the balance credited to the vested portion of each such Account immediately prior to the hardship distribution.

6.2. Form of Payment.

(a) Cash Payment. All payments under the Plan shall be made in cash.

(b) Lump sums; installments.

(i) Except as provided at (ii) immediately below, all distributions under the Plan shall be made in the form of a lump sum payment.

(ii) A Participant may elect, in accordance with this Section 6.2(b)(ii) and subject to such rules as the Administrator may prescribe, to have amounts distributable under Section 6.1 by reason of Separation of Service paid either as a lump sum or in annual installments over a period of not more than ten years; provided, however, that annual installments with respect to amounts deferred for any Plan Year occurring prior to January 1, 2015 will only be payable in the event the Participant Separates from Service (other than by reason of death or for cause (as determined by the Administrator)) upon or after attaining age 55 and that if the Participant Separates from Service prior to attaining age 55, the election to have such amounts distributed in annual installments will be disregarded and amounts distributable under Section 6.1 shall be paid as a lump sum. In the absence of a proper advance election to have such amounts paid in installments, amounts distributable under Section 6.1 shall be paid as a lump sum. With respect to amounts deferred for any Plan Year beginning on or after January 1, 2005 and prior to January 1, 2009, any election by a Participant to have amounts distributable under Section 6.1 paid in installments (an “installment election”) must be delivered to the Administrator, in a form acceptable to the Administrator, not later than the earlier of the date prescribed by the Administrator or the latest date permissible under transition relief promulgated by the Internal Revenue Service under Section 409A. With respect to amounts deferred for any Plan Year beginning on or after January 1, 2009, any installment election must be delivered to the Administrator, in a form acceptable to the Administrator, not later than the “applicable election deadline” for such Plan Year (as defined in Section 3.1). A Participant may subsequently elect to change his or her prior election to have amounts distributable under Section 6.1 paid in a lump sum or in annual installments, as the case may be, but only if such change (i) shall not take effect for at least twelve (12) months after the date on which the subsequent election is made; (ii) is made at least twelve (12) months prior to the date on which the first payment was scheduled to be made (“prior election payment date”); and (iii) results in a new payment date that is delayed by at least five (5) years, as measured from the prior election payment date. Any such change of the time of commencement of payment shall be made in the manner specified by the Administrator and subject to such additional limitations and restrictions as the Administrator may prescribe.

(iii) Where an Account is payable in installments, the amount of each installment shall be determined by dividing the vested portion of the Account (as adjusted through the date of such installment distribution) by the number of installments remaining to be paid. For the avoidance of doubt, any benefit payable in installments hereunder shall be treated as a single payment pursuant to Treas. Regs. § 1.409A-2(b)(2)(iii).

(c) Employer’s Obligation. All payments under the Plan not made from a trust or account described in Section 4.3 above shall be made by the Employer.

6.3. Death Benefits. Notwithstanding any other provision of the Plan, if a Participant dies before distribution of his or her Account has occurred or (if payable in installments) has been completed, the entire value of the Participant’s vested Account shall be paid, as soon as practicable following the Participant’s death, in a lump sum to the Participant’s Beneficiary or Beneficiaries.

6.4. Small-Balance Cash Out. The Administrator may, in its sole discretion, require that:

(a) If at any time after a Participant’s Separation from Service, the total balance in all of the Participant’s Basic Deferral and Bonus Deferral Accounts, together with any other amounts payable to the Participant pursuant to any other nonqualified deferred compensation plan of the Company (and all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Treas. Regs. § 1.409A-1(h)(3)) that is an account balance plan described in Treas. Regs. § 1.409A-1(c)(2)(i)(A), equals or is less than the dollar amount in effect under Code section 402(g)(1)(B), the Basic Deferral and Bonus Deferral Accounts may be distributed in a single lump sum.

(b) If at any time after a Participant’s Separation from Service, the total balance in all of the Participant’s Employer Credit Accounts, together with any other amounts payable to the Participant pursuant to any other nonqualified deferred compensation plan of the Company (and all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Treas. Regs. § 1.409A-1(h)(3)) that is an account balance plan described in Treas. Regs. § 1.409A-1(c)(2)(i)(B), equals or is less than the dollar amount in effect under Code section 402(g)(1)(B), the Employer Credit Accounts may be distributed in a single lump sum.

Article 7. Beneficiaries; Participant Data

7.1. Designation of Beneficiaries. Subject to such rules and limitations as the Administrator may prescribe, each Participant from time to time may designate one or more persons (including a trust) to receive benefits payable with respect to the Participant under the Plan upon or after the Participant’s death, and may change such designation at any time. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed in writing with the Administrator during the Participant’s lifetime.

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary there is no living Beneficiary validly named by the Participant, the Administrator shall cause such benefit to be paid to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Administrator may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator.

7.2. Available Information; Missing Persons. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Administrator’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. A benefit shall be deemed forfeited if, after diligent effort, the Administrator is unable to locate the Participant or Beneficiary to whom payment is due; provided, however, that the Administrator shall have the authority (but not the obligation) to reinstate such benefit upon the later discovery of a proper payee for such benefit, but solely to the extent permitted under Section 409A. Mailing of a notice in writing, by certified or registered mail, to the last known address of the Participant and the Beneficiaries (if the addresses of such Beneficiaries are known to the Administrator) shall be considered a diligent effort for this purpose. The Administrator shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If a benefit payable to an un-located Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Administrator, the Company, nor the Employer shall be liable to any person for any payment made in accordance with such law.

Article 8. Administration

8.1. Administrative Authority. Except as otherwise specifically provided herein, the Plan shall be administered by the Administrator. The Administrator shall have full discretionary authority to construe and administer the terms of the Plan and its actions under the Plan shall be binding on all persons. Without limiting the foregoing, the Administrator shall have full discretionary authority, consistent with the requirements of Section 409A, to:

(a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

(b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

(c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(d) Make determinations with respect to the eligibility of any person to participate in the Plan or derive benefits hereunder and make determinations concerning the crediting and adjustment of Accounts.

(e) Appoint such persons or firms, or otherwise act to obtain such advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons.

8.2. Litigation. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

8.3. Claims Procedure. The Administrator shall establish claims procedures under the Plan consistent with the requirements of Section 503 of ERISA.

Article 9. Amendment

9.1. Right to Amend. The Administrator, by written instrument executed by a duly authorized representative, shall have the right to amend the Plan, at any time and with respect to any provisions hereof; provided, however, that no such amendment shall materially or adversely affect the rights of any Participant with respect to Elective Deferrals and Employer Credits already made under the Plan as of the date of such amendment, except as permitted under Section 409A.

9.2. Amendments to Ensure Proper Characterization of Plan. The Plan, as it applies to Employees, is intended to be an unfunded “top-hat” plan under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and therefore participation in the Plan by Employees shall be limited to Employees who (i) qualify for inclusion in a “select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA and (ii) are designated by the Company as being eligible to participate. If the Administrator determines that a Participant no longer qualifies as being a member of a select group of management or highly compensated employees, then the compensation deferral elections made by such Participant in accordance with the provisions of the Plan will continue for the remainder of the Plan Year. However, no additional amounts shall be deferred and credited to the Account of such individual under the Plan for any future Plan Year until such time as the individual is again determined to be eligible to participate in the Plan and makes a new election under the provisions of the Plan; except that all prior amounts credited to the Account of such individual shall continue to be adjusted for earnings or losses pursuant to the other provisions of the Plan until fully distributed.

Article 10. Termination

10.1. Right of the Company to Terminate or Suspend Plan. The Company reserves the right at any time to terminate the Plan or to suspend the operation of the Plan for a fixed or indeterminate period of time, by action of the Administrator. In the event of a suspension of the Plan, the Administrator shall continue all aspects of the Plan, other than any elections to make Elective Deferrals that have not yet become irrevocable pursuant to Section 3.1(a) and Employer Credits, during the period of the suspension, in which event accounts as they then exist shall continue to be credited in accordance with Article 3 and payments hereunder will continue to be made during the period of the suspension in accordance with Articles 5 and 6.

10.2. Allocation and Distribution. This Section 10.2 shall become operative on a complete termination of the Plan. The provisions of this Section 10.2 shall also become operative in the event of a partial termination of the Plan, as determined by the Administrator, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants. Each Participant’s Accounts as they then exist will be maintained, credited and paid pursuant to the provisions of this Plan and the Participant’s elections. Notwithstanding the foregoing, the Company may provide for the accelerated distribution of all accounts upon termination of the Plan as a whole or with respect to any Participant or group of Participants, but only to the extent the Company determines this to be permissible under Section 409A.

Article 11. Miscellaneous

11.1. Limitation on Liability of Employer. The Employer’s sole liability under the Plan shall be to pay benefits under the Plan as expressly set forth herein and subject to the terms hereof. Subject to the preceding sentence, neither the establishment or administration of the Plan, nor any modification nor the termination or suspension of the Plan, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan, nor any other action taken by the Employer or the Administrator with respect to the Plan shall be construed as giving to any Participant, any Beneficiary or any other person any legal or equitable right against the Administrator, the Employer, or any officer or employer thereof. Without limiting the foregoing, neither the Administrator nor the Employer in any way guarantees any Participant’s or Beneficiary’s Account from loss or decline for any reason.

11.2. Construction. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the illegal or void provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or void provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the Commonwealth of Massachusetts shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer, nor shall any loss or claimed loss of present or future benefits, whether accrued or unaccrued, constitute an element of damages in any claim brought in connection with a Participant’s Separation from Service.

No provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.

11.3. Taxes. Notwithstanding any other provision of the Plan, all distributions and withdrawals hereunder shall be subject to reduction for applicable income tax withholding and other legally or contractually required withholdings. To the extent amounts credited under the Plan are includible in “wages” for purposes of Chapter 21 of the Code, or are otherwise includible in taxable income, prior to distribution or withdrawal the Employer may deduct the required withholding with respect to such wages or income from compensation currently payable to the Participant or the Administrator may reduce the Participant’s Accounts hereunder or require the Participant to make other arrangements satisfactory to the Administrator for the satisfaction of the Employer’s withholding obligations. If at any time this Plan is found to fail to meet the requirements of Section 409A, the Administrator may distribute the amount required to be included in the Participant’s income as a result of such failure. Any amount distributed under the immediately preceding sentence will be charged against amounts owed to the Participant hereunder and offset against future payments hereunder. For the avoidance of doubt, the Participant will have no discretion, and will have no direct or indirect election, as to whether a payment will be accelerated under this Section 11.3.

11.4. Section 409A Transition Relief. The Company may, by action of the Administrator, authorize changes to time and form of payment elections made under the Plan to the extent consistent with the transition rules, and during the transition relief period, provided under Section 409A and guidance issued thereunder by the Internal Revenue Service.

11.5. Spendthrift Provision. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Nothing herein shall be construed as limiting the Employer’s right to cause its obligations hereunder to be assumed by a successor to all or a portion of its business or assets.

EXHIBIT A

Definition of “Change of Control”

“Change of Control” shall mean the occurrence of any one of the following events:

(a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 5.01 of the Current Report on Form 8-K (as amended in 2004) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or in any other filing under the Exchange Act; provided, however, that if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control, a transaction shall not be deemed to be a Change of Control as to a Participant unless the Committee shall otherwise determine prior to such occurrence; or

(b) any Person other than the Company, any wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company’s Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute a majority of the Company’s Board of Directors; provided, however, that unless the Committee shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

(c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company’s Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute a majority of the Company’s Board of Directors; or

(d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the Committee, no transaction shall constitute a Change of Control as to a Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation (“Surviving Entity”) having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and

provided, further, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the Company’s shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until the acquisition, merger, or consolidation contemplated by such agreement is consummated (but immediately prior to the consummation of such acquisition, merger, or consolidation, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

In addition, for purposes of this Exhibit A the following terms have the meanings set forth below:

“Common Stock” shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

A Person shall be deemed to be the “owner” of any Common Stock:

(i) of which such Person would be the “beneficial owner,” as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the “Commission”) under the Exchange Act, as in effect on March 1, 1989; or

(ii) of which such Person would be the “beneficial owner” for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or

(iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on March 1, 1989) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

“Person” shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on March 1, 1989.

A “Participant Related Party” shall mean, with respect to a Participant, any affiliate or associate of the Participant other than the Company or a Subsidiary of the Company. The terms “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term “registrant” in the definition of “associate” meaning, in this case, the Company).

“Subsidiary” shall mean any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or other entities in the chain.

“Committee” shall mean the Executive Compensation Committee of the Board of Directors of the Company.

Initially capitalized terms not defined above shall have the meanings assigned to those terms in Article I of the Plan.

Notwithstanding the foregoing, in any case where the occurrence of a Change of Control could affect the vesting or payment of amounts subject to the requirements of Section 409A, the term “Change of Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in this Exhibit A, and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A.

PART B

GRANDFATHERED PLAN

THE TJX COMPANIES, INC.

EXECUTIVE SAVINGS PLAN

As restated effective October 1, 1998

and as in effect on October 3, 2004

THE TJX COMPANIES, INC.

EXECUTIVE SAVINGS PLAN

As restated effective October 1, 1998 and as in effect on October 3, 2004

TABLE OF CONTENTS

Article 1. Definitions		49

Article 2. Eligibility and Participation		52

2.1.	Eligibility To Participate.	52

2.2.	Termination of Eligibility.	52

Article 3. Credits		53

3.1.	Compensation Deferrals.	53

3.2.	Employer Credits.	54

3.3.	Vesting of Employer Credit Accounts.	56

Article 4. Adjustment to Accounts; Deemed Investments		58

4.1.	Deemed Investment Experience.	58

4.2.	Distributions and Withdrawals.	58

4.3.	Notional Investment of Accounts.	58

4.4.	Expenses.	59

Article 5. Entitlement to Benefits		60

5.1.	Regular Distribution Events.	60

5.2.	Deferral Account.	60

5.3.	Employer Credit Account.	60

5.4.	Hardship Distributions.	60

5.5.	Non-Hardship In-Service Withdrawals.	61

Article 6. Distribution of Benefits		62

6.1.	Regular Distribution Events.	62

6.2.	Other Distributions.	62

6.3.	General Provisions.	62

6.4.	Cash Payment.	62

6.5.	Lump sums; installments.	62

6.6.	Employer’s Obligation.	63

6.7.	Death Benefits.	63

Article 7. Beneficiaries; Participant Data		64

7.1.	Designation of Beneficiaries.	64

7.2.	Available Information; Missing Persons.	64

Article 8. Administration		66

8.1.	Administrative Authority.	66

8.2.	Litigation.	66

8.3.	Claims Procedure.	67

Article 9. Amendment		69

9.1.	Right to Amend.	69

9.2.	Amendments to Ensure Proper Characterization of Plan.	69

Article 10. Termination		70

10.1.	Right of the Employer to Terminate or Suspend Plan.	70

10.2.	Allocation and Distribution.	70

Article 11. Miscellaneous		71

11.1.	Limitations on Liability of Employer.	71

11.2.	Construction.	71

11.3.	Taxes.	72

11.4.	Spendthrift Provision.	72

11.5.	Section 409A.	72

THE TJX COMPANIES, INC.

EXECUTIVE SAVINGS PLAN

As restated effective October 1, 1998 and as in effect on October 3, 2004

RECITALS

The TJX Companies, Inc. Executive Savings Plan (the “Plan”) is intended to provide a means whereby eligible employees may defer, in general until termination of employment, compensation that would otherwise be received on a current basis and the employer may credit certain additional amounts on a deferred basis for the benefit of participating employees. The Plan is intended to be an unfunded “top-hat” plan under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Article 1. Definitions

1.1. “Account” means either or both, as the context requires, of a Participant’s or Beneficiary’s Deferral Account and/or Employer Credit Account.

1.2. “Administrator” means the Executive Compensation Committee (the “E.C.C.”) of the Board of Directors of The TJX Companies, Inc., and its delegates.

1.3. “Beneficiary” means any person or person so designated in accordance with the provisions of Article 7.

1.4. “Change of Control” means a Change of Control as defined in Exhibit A hereto.

1.5. “Claimant” is defined in Section 8.3.

1.6. “Code” means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.7. “Compensation Deferral” is defined in Section 3.1.

1.8. “Deferral Account” means the unfunded book-entry account maintained by the Administrator to reflect that portion of a Participant’s balance under the Plan which is attributable to his or her Compensation Deferrals.

1.9. “Effective Date” means October 1, 1998.

1.10. “Eligible Deferrals” means (a) in the case of any Participant who is a Vice President or higher, Compensation Deferrals with respect to a Plan Year not in excess of ten percent (10%) of the Participant’s Salary, and (b) in the case of any other Participant, Compensation Deferrals with respect to a Plan Year not in excess of five percent (5%) of the Participant’s Salary.

1.11. “Eligible Individual” means, for any Plan Year (or applicable portion thereof), a person who is determined by the Administrator to be eligible to participate in the Plan, consistent with the intended purpose of the Plan as set forth in the “RECITALS” above.

1.12. “Employer” means The TJX Companies, Inc. and its subsidiaries.

1.13. “Employer Credit Account” means the unfunded book-entry account maintained by the Administrator to reflect that portion, if any, of a Participant’s balance under the Plan which is attributable to Employer Credits allocable to the Participant.

1.14. “Employer Credits” is defined in Section 3.2.

1.15. “Entry Date” means October 1, 1998 and each subsequent January 1, plus such other Entry Dates as the Administrator may specify pursuant to Section 2.1(b).

1.16. “Participant” means any Eligible Individual who participates in the Plan.

1.17. “Performance Goal” means a performance goal (which may be, but need not be, the same as a performance goal applicable under the Employer’s Management Incentive Plan for corporate division purposes) specified by the Administrator with respect to a fiscal year of the Employer in which a Plan Year ends.

1.18. “Period of Participation” means, with respect to any Participant, the period commencing with the commencement of participation in the Plan and ending on the earlier of the date on which the Participant ceases to be employed by the Employer or the date on which the Participant’s Accounts have been completely distributed, withdrawn or forfeited.

1.19. “Plan” means The TJX Companies, Inc. Executive Savings Plan as set forth herein and as the same may be amended from time to time.

1.20. “Plan Year” means the period October 1, 1998 through December 31, 1998 and each calendar year thereafter.

1.21. “Salary” means the base salary payable by the Employer to a Participant during a Plan Year, determined before reduction for deferrals under any qualified or nonqualified plan (including, without limitation, the Plan).

Article 2. Eligibility and Participation

2.1. Eligibility To Participate.

(a) Every employee of the Employer who is an Eligible Individual in connection with the establishment of the Plan shall be eligible to become a Participant as of the Effective Date or any subsequent Entry Date, provided that he or she is an Eligible Individual on the applicable Entry Date. An employee of the Employer who becomes an Eligible Individual after October 1, 1998 shall be eligible to become a Participant as of any subsequent Entry Date, provided that he or she is then an Eligible Individual.

(b) Notwithstanding (a) above, in the case of an individual who first becomes an Eligible Individual on a date after October 1, 1998, the Administrator may specify an initial Entry Date that is other than January 1 of the following year provided that the Eligible Individual (i) satisfies the special thirty-day election rule described in Section 3.1(c) below, and (ii) is an Eligible Individual on such initial Entry Date.

2.2. Termination of Eligibility. An individual shall cease to be eligible to participate in the Plan when he or she is no longer an Eligible Individual (whether by reason of termination of employment or by reason of a change in job classification or otherwise) but shall again become eligible to participate pursuant to the second sentence of Section 2.1 if he or she again becomes an Eligible Individual.

Article 3. Credits

3.1. Compensation Deferrals. A Participant may defer Salary that is not yet payable (any such deferral accomplished in accordance with this Section 3.1, a “Compensation Deferral”) by making a timely election in accordance with this Section 3.1, as follows:

(a) For the Plan Year ending December 31, 1998, a Participant’s deferral election must be made by such date prior to the Effective Date as the Administrator may specify.

(b) With respect to Salary payable in any Plan Year after 1998, a Participant’s deferral election must be made by November 30 of the preceding Plan Year (for example, by November 30, 1998 for deferral of Salary payable in calendar 1999).

(c) Notwithstanding (a) and (b) above, an individual who first becomes an Eligible Individual after October 1, 1998 may also elect, within thirty (30) days of becoming an Eligible Individual, to defer Salary for the period beginning on the initial Entry Date described in Section 2.1(b) and ending on December 31 of the Plan Year in which such initial Entry Date occurs.

No more than twenty percent (20%) of a Participant’s Salary for any pay period may be deferred pursuant to an election under this Section 3.1. Subject to the foregoing, a Participant’s deferral election may specify different deferral percentages for different pay periods. Subject to such additional limitations as the Administrator may prescribe,

(1) a Participant described in Section 1.10(a) or (b) may change the rate at which future Salary is to be deferred under this Section 3.1 by written notice delivered to the Administrator by November 30 of the Plan Year preceding the Plan Year for which such change is to take effect; and

(2) a Participant described in Section 1.10(b) who is promoted during a Plan Year to the rank of Vice President (or higher) may, within thirty (30) days of such promotion, increase (but not decrease), up to a maximum of twenty (20%) of Salary per pay period, the rate of deferral to be applied to future Salary.

Subject to the foregoing, an election under this Section 3.1, once made, shall continue in force indefinitely.

Salary otherwise payable to a Participant for a pay period shall be reduced by the Participant’s Compensation Deferrals for the pay period. The Administrator shall establish and maintain a Deferral Account in the name of each Participant to which shall be credited amounts equal to the Participant’s Compensation Deferrals and which shall be further adjusted as provided in Article 4 to reflect any withdrawals or distributions and any deemed earnings, losses or other charges allocable to the Deferral Account. Compensation Deferrals shall be credited to a Participant’s Deferral Account as soon as practicable following the date the related Salary is paid.

A Participant shall at all times be 100% vested in his or her Deferral Account, subject to adjustment pursuant to Article 4.

3.2. Employer Credits. The Administrator shall establish and maintain a separate Employer Credit Account in the name of each Participant to which shall be credited amounts equal to the Employer Credits, if any, allocable to the Participant and which shall be further adjusted as provided in Article 4 to reflect any withdrawals, distributions or forfeitures and any deemed earnings, losses or other charges allocable to the Employer Credit Account. The Employer Credits allocable to a Participant shall be determined as follows:

(a) Non-Performance-Based Employer Credits. For each Plan Year, the Administrator shall credit to a Participant’s Employer Credit Account an amount equal to ten percent (10%) of the Participant’s Eligible Deferrals for the Plan Year. The non-performance-

based matching credits described in this subsection (a) shall be credited to the Participant’s Employer Credit Account as of the same dates as the Eligible Deferrals to which such matching credits relate.

(b) Basic Performance-Based Employer Credits. For each Plan Year ending within a fiscal year of the Employer for which the Employer’s Performance Goals are met (as determined by the Administrator), the Administrator shall credit to the Employer Credit Account of each eligible Participant an amount (in addition to the credit described at Section 3.2(a) above) equal to fifteen percent (15%) of the Participant’s Eligible Deferrals for the Plan Year. The basic performance-based matching credit described in this subsection (b) shall be credited as soon as practicable following the close of the fiscal year and only to the Employer Credit Accounts of those Participants who were employed by the Employer on the last day of such fiscal year.

(c) Supplemental Performance-Based Employer Credits. For each Plan Year ending in a fiscal year of the Employer for which the Employer’s Performance Goals are exceeded (as determined by the Administrator), the Administrator shall credit to the Employer Credit Account of each eligible Participant described in Section 1.10(a) an amount determined as set forth below. Participants described in Section 1.10(b) shall not be eligible for the credit described in this Section 3.2(c). If the Employer’s Performance Goals are exceeded by a margin sufficient to produce a payout under Management Incentive Plan awards applicable to associates in the corporate division equal to one hundred fifty (150%) percent of the target award under the Management Incentive Plan for associates in the corporate division, the credit described in this Section 3.2(c) shall equal twenty-five percent (25%) of the eligible Participant’s Eligible Deferrals. If the Employer’s Performance Goals are exceeded but by a smaller margin than that which would be needed to produce a payout under Management Incentive Plan awards applicable to associates in the corporate division equal to one hundred fifty percent (150%) of the target award under the Management Incentive Plan for associates in the corporate division, the Employer Credit described in this Section 3.2(c) shall be an amount which, when expressed as a percentage of the eligible Participant’s Eligible Deferrals, bears the same relationship to twenty-five percent (25%) as the excess percentage over target of the award under the Management Incentive Plan for associates in the corporate division bears to 50%. The supplemental performance-based matching credit described in this Section 3.2(c), which shall be in addition to the matching credits described in Sections 3.2(a) and 3.2(b) above, shall be credited as soon as practicable following the close of the fiscal year and only to the Employer Credit Accounts of those Participants described in Section 1.10(a) who were employed by the Employer on the last day of such fiscal year. In the case of an eligible Participant who is described in Section 1.10(a) for only a portion of a Plan Year, the supplemental performance-based matching credit shall apply only to those Eligible Deferrals made while the eligible Participant was described in Section 1.10(a).

Notwithstanding the foregoing, no credits shall be made under this Section 3.2 with respect to any Participant who is either a Category A Key Employee or a Category B Key Employee under The TJX Companies, Inc. Supplemental Executive Retirement Plan.

3.3. Vesting of Employer Credit Accounts. A Participant shall become vested in the balance of his or her Employer Credit Account, subject to adjustment pursuant to Article 4, in accordance with the following vesting schedule:

Completed Period of Participation	Vested Percentage
Less than five years	0%
Five years or more, but less than ten years	50%
Ten or more years	100%

Notwithstanding the foregoing, if a Participant who is 50% but not 100% vested in his or her Employer Credit Account takes an in-service withdrawal under Section 5.2 or Section 5.3 or both, the Participant’s vested interest in his or her Employer Credit Account as of any subsequent date prior to full vesting (the “determination date”) shall be

 1⁄2(AB+W) – W

where “AB” is the balance of the Employer Credit Account as of the determination date and “W” is that portion of the withdrawal (or withdrawals, if more than one) under Section 5.2 and/or Section 5.3 that was attributable to the Employer Credit Account.

In addition, a Participant will become immediately vested in his or her Employer Credit Account, subject to adjustment pursuant to Article 4, upon attainment by the Participant of age fifty-five (55), upon termination of employment by reason of permanent disability (as determined by the Administrator) or death, or upon the earlier occurrence of a Change of Control.

Article 4. Adjustment to Accounts; Deemed Investments

4.1. Deemed Investment Experience. Each Account shall be adjusted on such periodic basis and subject to such rules as the Administrator may prescribe to reflect the value of the notional investments in which the Account is deemed invested pursuant to Section 4.3, including without limitation any interest, dividends or other distributions deemed to have been received with respect to such notional investments.

4.2. Distributions and Withdrawals. As of the date of any distribution or withdrawal hereunder, the Administrator shall reduce the affected Participant’s Accounts to reflect such distribution or withdrawal. Any such adjustment shall reduce ratably each affected Account’s share of each of the notional investments in which the Account is deemed to be invested, except as the Administrator may otherwise determine.

4.3. Notional Investment of Accounts. The Administrator shall from time to time specify one or more mutual funds or other investment alternatives that shall be available as measures of notional investment return for Accounts under the Plan (each such specified alternative, a “measuring investment option”). Subject to such rules and limitations as the Administrator may from time to time prescribe, each Participant shall have the right to have the balance of his or her Accounts treated for all purposes of the Plan as having been notionally invested in one or more measuring investment options and to change the notional investment of his or her Accounts from time to time. The Administrator shall have complete discretion at any time and from time to time to eliminate or add a measuring investment option. The Administrator may designate one or more measuring investment options as the default in which a Participant’s Accounts shall be deemed to be invested to the extent the Participant does not affirmatively, timely and properly provide other notional investment directions.

Nothing in this Section 4.3 shall be construed as giving any Participant the right to cause the Administrator, the Employer or any other person to acquire or dispose of any investment, to set aside (in trust or otherwise) money or property to meet the Employer’s obligations under the Plan, or in any other way to fund the Employer’s obligations under the Plan. The sole function of the notional investment provisions of this Section 4.3 is to provide a computational mechanism for measuring the Employer’s unfunded contractual deferred compensation obligation to Participants. Consistent with the foregoing, the Employer may (although it shall not be obligated to do any of the following): (i) establish and fund a so-called “rabbi” trust or similar trust or account to hold and invest amounts to help the Employer meet its obligations under the Plan; and (ii) if it establishes and funds such a trust or account, cause the trustee or other person holding the assets in such trust or account to invest them in a manner that is consistent with the notional investment directions of Participants under the Plan.

Each reference in this Section 4.3 to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

4.4. Expenses. All expenses associated with the Plan shall be paid by the Employer; but if a trust or account is established as described at Section 4.3 above, the Employer may provide that expenses associated with that trust or account shall be paid out of the assets held therein.

Article 5. Entitlement to Benefits

5.1. Regular Distribution Events.

5.2. Deferral Account. A Participant’s Deferral Account will be valued and paid in accordance with the provisions of Article 6 upon the Participant’s termination of employment with the Employer (as determined by the Administrator).

5.3. Employer Credit Account. A Participant’s vested Employer Credit Account will be valued and paid in accordance with the provisions of Article 6 upon the earliest to occur of (i) the Participant’s death, or (ii) termination of the Participant’s employment with the Employer by reason of permanent disability (as determined by the Administrator), or (iii) the later of termination for any other reason of the Participant’s employment with the Employer (as determined by the Administrator) or the Participant’s attainment of age 55; provided, that if the Participant’s employment is terminated for cause as determined by the Administrator, no portion of the Participant’s Employer Credit Account shall be paid and the entirety of the Employer Credit Account shall instead be immediately forfeited.

5.4. Hardship Distributions. In the event of financial hardship of the Participant, as hereinafter defined, the Participant may apply to the Administrator for the distribution of all or any part of his or her vested Account. The Administrator shall consider the circumstances of each case and shall have the right, in its sole discretion, to allow or disallow the application in whole or in part. In no event shall the aggregate amount of any distribution under this Section exceed the lesser of the vested portion of the Participant’s Account or the amount determined by the Administrator to be necessary to alleviate the Participant’s financial hardship (including any taxes estimated by the Administrator to be due with respect to the distribution) and which is not reasonably available from other resources of the Participant. For purposes of this Section 5.2, “financial hardship” means a severe financial hardship to the Participant resulting from (a) a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section 152(a)) of the Participant, (b) a loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined by the Administrator. A hardship withdrawal under this Section 5.2 shall be allocated between the Participant’s Deferral Account and the vested portion of the Participant’s Employer Credit Account in proportion thereto.

5.5. Non-Hardship In-Service Withdrawals. Prior to termination of employment with the Employer, a Participant may request from the Administrator, for any reason, a lump sum distribution of all, but not less than all, of the Participant’s vested Account. Upon receipt by the Administrator of such a request, eighty-five percent (85%) of the Participant’s vested Account (i.e., 85% of the Participant’s Deferral Account and 85% of that portion of the Participant’s Employer Credit Account which is vested) shall be valued and paid in accordance with Article 6 and the remaining fifteen percent (15%) of the Participant’s vested Account balance (i.e., the entire remaining portion of the Participant’s Deferral Account plus the remaining 15% vested portion of the Participant’s Employer Credit Account) , plus fifteen percent (15%) of any unvested portion of the Participant’s Employer Credit Account, shall be irrevocably forfeited. Notwithstanding the foregoing, if the Administrator determines that a Participant’s request for a withdrawal hereunder has been made in anticipation of a termination of the Participant’s employment for cause, the Administrator may decline to distribute any portion of the Participant’s Accounts under this Section 5.3.

Article 6. Distribution of Benefits

6.1. Regular Distribution Events. The amount distributable under Section 5.1(a) shall be the balance of the Participant’s Deferral Account determined as of the date of distribution. Distribution of the Participant’s Deferral Account shall be made upon or as soon as practicable following the date of the Participant’s termination of employment. The amount distributable under Section 5.1(b) shall (except in the case of a termination for cause as determined by the Administrator) be the vested portion of the Participant’s Employer Credit Account determined as of the date of distribution. Except in the case of a termination for cause (as determined by the Administrator), distribution of the Participant’s vested Employer Credit Account shall be made (or commence) upon or as soon as practicable following the date specified in Section 5.1(b).

6.2. Other Distributions. Hardship distributions under Section 5.2 shall be made, in the amount determined under Section 5.2, as soon as practicable after the Administrator’s determination under Section 5.2. Withdrawals under Section 5.3 shall be made, in the amount specified in (and subject to the conditions of ) Section 5.3, as soon as practicable following the Administrator’s receipt of the Participant’s properly filed request for such a withdrawal.

6.3. General Provisions.

6.4. Cash Payment. All payments under the Plan shall be made in cash.

6.5. Lump sums; installments.

(a) Except as provided at (ii) immediately below, all distributions and withdrawals under the Plan shall be made in the form of a lump sum payment.

(b) A Participant whose employment terminates (other than by reason of death or a termination for cause (as determined by the Administrator)) upon or after attaining age 55 may elect to have amounts distributable under Section 6.1 paid either as a lump sum or in annual installments over a period of not more than ten years. In the absence of a proper election to have such amounts paid in installments, amounts distributable under Section 6.1 shall be paid as a lump sum. Any election by a Participant to have amounts distributable under Section 6.1 paid in installments (an “installment election”) must be delivered to the Administrator, in a form acceptable to the Administrator, not later than by the date which precedes the Participant’s termination of employment by one year. A Participant who has made an installment election may cancel such election at any time prior to the applicable deadline described in the immediately preceding sentence by timely delivering a notice of such cancellation to the Administrator in a form acceptable to the Administrator; but following such deadline the Participant’s actual or deemed election as to form of benefit shall be irrevocable. Where an Account is payable in installments, the amount of each installment shall be determined by dividing the vested portion of the Account (as adjusted through the date of such installment distribution) by the number of installments remaining to be paid. The Administrator may require that the balance of Accounts for which an installment election is made must exceed a dollar minimum specified by the Administrator.

6.6. Employer’s Obligation. All payments under the Plan not made from a trust or account described in Section 4.3 above shall be made by the Employer.

6.7. Death Benefits. If a Participant dies before distribution of his or her Account has occurred or (if payable in installments) has commenced, the entire value of the Participant’s vested Account shall be paid, as soon as practicable following the Participant’s death, in a lump sum to the Participant’s Beneficiary or Beneficiaries. Where installment payments to a Participant have begun and the Participant dies before all installments have been paid, the remaining installments shall be paid in the normal course to the Participant’s Beneficiary or Beneficiaries unless, in the case of any Beneficiary, the Administrator determines that the remaining payments to such Beneficiary shall be accelerated and paid in a single lump sum.

Article 7. Beneficiaries; Participant Data

7.1. Designation of Beneficiaries. Subject to such rules and limitations as the Administrator may prescribe, each Participant from time to time may designate one or more persons (including a trust) to receive benefits payable with respect to the Participant under the Plan upon or after the Participant’s death, and may change such designation at any time. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed in writing with the Administrator during the Participant’s lifetime.

In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary there is no living Beneficiary validly named by the Participant, the Administrator shall cause such benefit to be paid to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Administrator may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator.

7.2. Available Information; Missing Persons. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Administrator’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Administrator shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Administrator notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Administrator within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Administrator, the Administrator may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Administrator determines. If the location of none of the foregoing persons can be determined, the Administrator shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid by the Employer if a claim for the benefit subsequently is made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Administrator nor the Employer shall be liable to any person for any payment made in accordance with such law.

Article 8. Administration

8.1. Administrative Authority. Except as otherwise specifically provided herein, the Plan shall be administered by the Administrator. The Administrator shall have full discretionary authority to construe and administer the terms of the Plan and its actions under the Plan shall be binding on all persons. Without limiting the foregoing, the Administrator shall have full discretionary authority to:

(a) Resolve and determine all disputes or questions arising under the Plan, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

(b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

(c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(d) Make determinations with respect to the eligibility of any person to participate in the Plan or derive benefits hereunder and make determinations concerning the crediting and adjustment of Accounts.

(e) Appoint such persons or firms, or otherwise act to obtain such advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons.

8.2. Litigation. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

8.3. Claims Procedure. Any person claiming a benefit under the Plan (a “Claimant”) shall present the claim, in writing, to the Administrator and the Administrator shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:

(a) The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

(b) A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

(c) An explanation of the Plan’s claims review procedure.

The written notice denying or granting the Claimant’s claim shall be provided to the Claimant within ninety (90) days after the Administrator’s receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Administrator to the Claimant within the initial ninety (90) day period and in no event shall such an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Administrator expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

Any Claimant whose claim is denied or deemed to have been denied under the preceding sentence (or such Claimant’s authorized representative) may, within sixty (60) days after the

Claimant’s receipt of notice of the denial, or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Administrator. Upon such a request for review, the claim shall be reviewed by the Administrator, which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

The decision on review normally shall be made within sixty (60) days of the Administrator’s receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Administrator, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) period discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all parties.

Article 9. Amendment

9.1. Right to Amend. The E.C.C., by written instrument executed by a duly authorized representative, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, including without limitation with respect to Compensation Deferrals and Employer Credits already made under the Plan as of the date of such amendment, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no amendment of the Plan shall be effective to the extent it would cause the balance of an Account, determined as of the date of such amendment and taking into account the amendment, to be reduced below the balance of such Account determined as of such date but disregarding the amendment.

9.2. Amendments to Ensure Proper Characterization of Plan. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Administrator at any time, including retroactively, if the Administrator determines that such amendment is necessary or advisable to ensure that the Plan is an unfunded “top-hat” plan as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1) and that the Plan does not result in taxable income to any Participant or Beneficiary with respect to his or her Accounts hereunder prior to the actual receipt of benefits. No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder. In connection with any amendment described in this Section 9.2, the Administrator may exclude any person from participation in the Plan and may cause the Accounts maintained for the benefit of such excluded Participant to be promptly distributed in a lump sum.

Article 10. Termination

10.1. Right of the Employer to Terminate or Suspend Plan. The E.C.C. reserves the right at any time to terminate the Plan or to suspend the operation of the Plan for a fixed or indeterminate period of time. In the event of a suspension of the Plan, the Administrator shall continue all aspects of the Plan, other than Compensation Deferrals and Employer Credits, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles 5 and 6.

10.2. Allocation and Distribution. This Section 10.2 shall become operative on a complete termination of the Plan. The provisions of this Section 10.2 shall also become operative in the event of a partial termination of the Plan, as determined by the Administrator, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, and the vested balances of the Accounts of all Participants and Beneficiaries shall be determined and distributed. All distributions under this Section 10.2 shall be made in single lump sums except as the Administrator shall determine.

Article 11. Miscellaneous

11.1. Limitations on Liability of Employer. The Employer’s sole liability under the Plan shall be to pay benefits under the Plan as expressly set forth herein and subject to the terms hereof. Subject to the preceding sentence, neither the establishment or administration of the Plan, nor any modification nor the termination or suspension of the Plan, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan, nor any other action taken by the Employer or the Administrator with respect to the Plan shall be construed as giving to any Participant, any Beneficiary or any other person any legal or equitable right against the Administrator, the Employer, or any officer or employer thereof. Without limiting the foregoing, neither the Administrator nor the Employer in any way guarantees any Participant’s or Beneficiary’s Account from loss or decline for any reason.

11.2. Construction. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the illegal or void provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or void provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the Commonwealth of Massachusetts shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer, nor shall any loss or claimed loss of present or future benefits, whether accrued or unaccrued, constitute an element of damages in any claim brought in connection with a Participant’s termination of employment.

No provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.

11.3. Taxes. Notwithstanding any other provision of the Plan, all distributions and withdrawals hereunder shall be subject to reduction for applicable income tax withholding and other legally or contractually required withholdings. To the extent amounts credited under the Plan are includible in “wages” for purposes of Chapter 21 of the Code, or are otherwise includible in taxable income, prior to distribution or withdrawal the Employer may deduct the required withholding with respect to such wages or income from compensation currently payable to the Participant or the Administrator may reduce the Participant’s Accounts hereunder or require the Participant to make other arrangements satisfactory to the Administrator for the satisfaction of the Employer’s withholding obligations.

11.4. Spendthrift Provision. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Nothing herein shall be construed as limiting the Employer’s right to cause its obligations hereunder to be assumed by a successor to all or a portion of its business or assets.

11.5. Section 409A. Reference is made to Section 409A of the Code and to the guidance (including transition rules and exemptive relief provisions) issued thereunder (“Section 409A”). Consistent with Section 409A, it is intended that with respect to amounts deferred under the Plan prior to January 1, 2005 that were both earned and vested prior to January 1, 2005, the Plan will be administered consistent with the objective of preserving for such amounts “grandfathered” status under Section 409A, that is, the status of deferred compensation not subject to the requirements and limitations of Section 409A. All other deferrals under the Plan shall be administered in compliance with the requirements of Section 409A. It is intended in this regard that the Plan will be comprehensively amended to comply with final rules under Section 409A following the issuance of such rules or at such earlier time as may be required under Section 409A or determined by the Administrator. Without limiting the generality of the foregoing, the Plan shall be deemed amended by this Section 11.5 to permit, with respect to any deferrals hereunder that are subject to Section 409A, any transition-period elections permitted under Section 409A that are authorized by the Senior Executive Vice President – Chief Administrative and Business Development Officer of the Company, the Senior Executive Vice President – Chief Financial Officer of the Company, or the successor of either (a “specified Company officer”) and any cancellations and withdrawals of such any such amounts that are authorized by a specified Company officer, except that any such action by a specified Company officer that relates to his or her own benefit shall require the approval of a member of the E.C.C. Notwithstanding the foregoing, neither the Company nor any of its officers or directors, nor any other person charged with administrative responsibilities under the Plan, shall be liable to any Eligible Person or to any beneficiary of any Eligible Person by reason of the failure of any deferral hereunder to comply with, or be exempt from, the requirements of Section 409A.

EXHIBIT A

Definition of “Change of Control”

“Change of Control” shall mean the occurrence of any one of the following events:

(a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or in any other filing under the Exchange Act; provided, however, that if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control, a transaction shall not be deemed to be a Change of Control as to a Participant unless the Committee shall otherwise determine prior to such occurrence; or

(b) any Person other than the Company, any wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company’s Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company’s Board of Directors; provided, however, that unless the Committee shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

(c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company’s Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company’s Board of Directors; or

(d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the Committee, no transaction shall constitute a Change of Control as to a Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation (“Surviving Entity”) having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and provided, further, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the Company’s shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

In addition, for purposes of this Exhibit A the following terms have the meanings set forth below:

“Common Stock” shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

A Person shall be deemed to be the “owner” of any Common Stock:

(i) of which such Person would be the “beneficial owner,” as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the “Commission”) under the Exchange Act, as in effect on March 1, 1989; or

(ii) of which such Person would be the “beneficial owner” for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or

(iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on March 1, 1989) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

“Person” shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on March 1, 1989.

A “Participant Related Party” shall mean, with respect to a Participant, any affiliate or associate of the Participant other than the Company or a Subsidiary of the Company. The terms “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term “registrant” in the definition of “associate” meaning, in this case, the Company).

“Subsidiary” shall mean any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or other entities in the chain.

“Committee” shall mean the Executive Compensation Committee of the Board of Directors of the Company.

“Company” shall mean The TJX Companies, Inc.

Initially capitalized terms not defined above shall have the meanings assigned to those terms in Article I of the Plan.

EXHIBIT B

One-Time Election Relating To General Deferred Compensation Plan Balances

Reference is made to The TJX Companies, Inc. General Deferred Compensation Plan (1998 Restatement) (the “GDCP”), an unfunded, nonqualified deferred compensation plan maintained for the benefit of a select group of management or highly compensated employees under which certain eligible employees of the Employer have elected to defer a portion of the compensation they would otherwise have received from the Employer. Each GDCP participant who is also an Eligible Individual has been given a one-time opportunity to elect on an irrevocable basis to cause a portion of his or her account under the GDCP to be treated as subject to the terms and provisions of the Plan. In the case of any Eligible Individual who has made the election described in the preceding sentence, an amount equal to the affected portion of the Eligible Individual’s GDCP account balance shall be credited effective March 31, 1999 to the Eligible Individual’s Deferral Account (or in the discretion of the Administrator to a separate or sub-account). The amount so credited, as adjusted pursuant to Article 4, shall be fully vested at all times and shall be subject in all respects to the terms of the Plan as though credited to the Eligible Individual’s Deferral Account; provided, that the one-time credit described in this Exhibit B shall not affect or limit the Eligible Individual’s rights to make Compensation Deferrals to his or her Deferral Account. In no event shall any amount credited pursuant to this Exhibit B be eligible to be “matched” by Employer Credits pursuant to Section 3.2 or otherwise.

B-1

EXHIBIT C

Special 1999 Deferral

Each Eligible Individual shall have a one-time opportunity, exercisable prior to March 31, 1999 in accordance with the provisions of this Exhibit C, to defer up to an additional $4,000 of that portion, if any, of his or her 1999 Salary which (but for deferral) would have been payable in the period July 1, 1999 through December 31, 1999. Any election to defer under the preceding sentence shall be made in writing on a form acceptable to the Administrator and shall be irrevocable when made. Amounts deferred pursuant to this Exhibit C: (i) shall be in addition to any Compensation Deferrals made for 1999 under Section 3.1 and shall not be taken into account in applying the 20%-of-Salary limitations under Section 3.1; (ii) shall be fully vested at all times; and (iii) shall be credited to the Eligible Individual’s Deferral Account and treated for all purposes of the Plan in the same manner as other amounts credited to that Account, subject, however, to the express provisions of this Exhibit C. Any deferral election pursuant to this Exhibit C shall be treated as an election by the Eligible Individual to have his or her Salary, if any, for each pay date between July 9, 1999 and December 31, 1999 (inclusive) reduced by the total amount of the deferral (not to exceed $4,000) divided by twenty-six (26) and to have an equivalent amount deferred hereunder.

C-1